EXHIBIT 10.7


                   SPEEDCOM WIRELESS INTERNATIONAL CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

         THIS AGREEMENT is made effective this _______ day of _______, 2000, between SPEEDCOM WIRELESS INTERNATIONAL CORPORATION, a Florida corporation (the "Corporation"), and ____________________________________, an employee of the
Corporation or one or more of its subsidiaries (the "Employee").

         WHEREAS, the Corporation desires, by affording the Employee an opportunity to purchase its common shares, of the par value of $.001 per share, hereinafter called the Common Shares, as hereinafter provided, to carry out the purpose of the Non-Qualified Stock Option Plan (the "Plan") of the Corporation, which has been approved by its shareholders.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. The Corporation hereby irrevocably grants to the Employee the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of _______________ Common Shares (such number being subject to adjustment for changes of capitalization as provided otherwise herein) on the terms and conditions herein set forth.

         2. Option Price. The purchase price of the Common Shares covered by the Option shall be the closing price of date of hire per share flat or ex-dividend.

         3. Term of Option. The term of the Option shall be for a period of 5 years from the date hereof, subject to earlier termination as provided otherwise herein. The term may be subject to termination prior to the expiration of the period mentioned above, as provided otherwise herein.

         4. Vesting and Exercise of Option. The Option may be exercised within the above limitations, at any time or from time to time, as to any part of or all the shares covered thereby; provided, however, that:

         (a) Vesting Over 48 Months. An Option shall not be exercisable prior to the date the employee becomes vested. An employee shall vest in that portion of the Option and may exercise that portion of the Option as follows: (i) 25% after 12 months following date of grant; (ii) 50% after 24 months following date of grant; (iii) 75% after 36 months following date of grant; and (iv) 100% after 48 months following date of grant.

         (a) Minimum Exercise 100 Shares. The Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares);

         (c) Continuous Employment Requirement. Except as provided otherwise in the event of termination of employment or death of the Employee, an Option may not be exercised at any time unless the holder thereof shall have been in the continuous employ of the Corporation and/or of one or more of its subsidiaries, from the date of the granting of the Option to the date of its exercise;

         (d) Securities Law Compliance. The Option may not be exercised unless at the date of exercise an appropriate exemption from the registration requirements of the federal and state securities laws is available of an appropriate registration statement has been filed and remains in effect under the applicable federal and state securities laws, relating to the shares covered by the Option, and the Corporation is under no obligation to obtain any such registration or exemption.




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The purchase price of the shares as to which an Option shall be exercised shall be paid in full in cash at the time of exercise. The Corporation shall not be required to issue any shares unless and until it is satisfied that such issuance shall be in accordance with all applicable federal and state securities laws, and the Corporation may require the Employee to make such representations and warranties and impose such transfer restrictions as the Corporation may deem desirable to comply with such laws. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares covered by his Option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

         5. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option must be exercised by written notice to the Corporation, at its Stock Transfer Department, which is now located at _______1748 Independence Blvd., C-5, Sarasota, Florida. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than 5 nor more than 10 business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such shares at the Stock Transfer Department, against delivery of a certificate or certificates representing such shares. Payment of such purchase price shall, in either case, be made by check payable to the order of the Corporation. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. If the Option shall be exercised, pursuant to the provision relating to death of the Employee, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         6. Nontransferabiity. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

         7. Employee's Agreement to Serve. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, the Employee agrees to remain in the employ of the Corporation or one or more of its subsidiaries for a period of at least 12 months from the date hereof; and he will, during such employment, devote his full business time, energy, and skill to the service of the Corporation or one or more of its subsidiaries, subject to vacations, sick leaves, and other approved absences. Such employment, subject to the provisions of any contract between the Corporation or any such subsidiary and the Employee, shall be at the pleasure of the employing corporation and at such compensation as such employing corporation or corporations shall reasonably determine. In the event of any termination of the Employee's employment during the period during which he has agreed by the foregoing provisions of this paragraph to remain in employment that is either (a) for cause, or (b) voluntary on the part of the Employee and without the consent of his employing corporation or corporations, the Option (and any other option or options held by him under the Plan), to the extent not previously exercised, shall immediately terminate. Nowithstanding any contrary provision contained herein, if an employee violates any employment, confidentiality, non-compete, non-solicitation of customers or employees, or other agreement with the Corporation, either during (and whenever discovered) or following termination of employment, any Option or Options held by him, to the extent not previously exercised, shall immediately terminate.





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         8. Termination of Employment. In the event that the employment of the
Employee shall be terminated (otherwise than by reason of death), the Option may, subject to any covenant of continuing employment limitation herein, be exercised by the Employee (to the extent that he shall have been entitled to do so at the termination of his employment) at any time after such termination, but not more than 5 years after the date hereof. So long as the Employee shall continue to be an employee of the Corporation or one or more of its subsidiaries, the Option shall not be affected by any change in his duties or position. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment at any time.

         9. Death of Employee. If the Employee shall die while he shall be employed by the Corporation or one or more of its subsidiaries or after the termination of his employment, the Option may be exercised (to the extent that the Employee shall have been entitled to do so at the date of his death) by a legatee or legatees of the Employee under his last will, or by his personal representatives or distributees, at any time within 12 months after his death, but not more than 5 years after the date hereof.

         10. Adjustments Upon Changes in Capitalization. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth hereinabove) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed hereinabove.

         11. Reservation of Shares, Transfer Fees, Etc. The Corporation shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

         12. Subsidiary. As used herein, the term "subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of the Corporation, as that term is defined in Section 424 of the Internal Revenue Code of 1986.

         13. Governing Law. This instrument shall be interpreted and governed in all respects by Florida law.

         14. Entire Agreement; Modification; Subject to Plan. This instrument constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for. This instrument may be amended or modified at any time and in all respects, or any provisions may be waived, only by an instrument in writing signed by the party sought to be held thereto. The terms and conditions of the Plan shall control and prevail over any inconsistent terms and conditions of this Agreement, and a modification or termination of the Plan may cause all unexercised Options to terminate without compensation to the Employee.




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         15. Interpretation. This instrument shall not be construed more strongly against a party because of such party's participation in the drafting and preparation hereof. Headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. All personal pronouns used herein shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

         IN WITNESS WHEREOF the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all on the day and year first above written.

SPEEDCOM WIRELESS INTERNATIONAL                 EMPLOYEE
  CORPORATION

By____________________________________          ________________________________
      Michael McKinney
      President


                                                ____________________(Print Name)